HEI Exhibit 99
NEWS RELEASE
February 16, 2021

Contact:	Julie R. Smolinski	Telephone: (808) 543-7300
	Vice President, Investor Relations & Corporate Sustainability	E-mail: ir@hei.com

HEI REPORTS 2020 RESULTS

Full Year Net Income of $197.8 million1 and Diluted Earnings Per Share (EPS)2 of $1.81
Quarterly Dividend Increase to $0.34 Per Share

2020 Highlights:

•Solid consolidated earnings reflect strength of HEI platform and commitment to community
◦Financial stability enabled HEI companies to support customers and communities during pandemic
◦Record charitable commitments of $5.5 million; $3.5 million related to COVID, including $2 million to help qualifying families with utility bills

•Hawaiian Electric delivered on strategic priorities while supporting customers
◦Proposed holding base rates flat to help manage customer bills
◦Cost savings and efficiency focus enabled utility to forego base rate increase
◦Collaborated with stakeholders to develop performance-based regulation framework
◦Continued to lead nation in rooftop solar integration with 20% of residential customers and 36% of Oahu single family homes now with rooftop solar
◦Aggressively advanced utility-scale renewable procurements; together Stage 1 and Stage 2 projects filed or pending filing have potential to add 657 MW of solar and ~3 GWh of storage
◦2020 RPS of 34.5% exceeded 2020 renewable portfolio milestone of 30%

•American Savings Bank delivered solid profitability in dynamic environment
◦Record residential mortgage production of $1.2 billion
◦Grew total deposits 17.8% to $7.4 billion and total loans 4.4% to $5.3 billion
◦Net interest margin of 3.29%, with record low cost of funds
◦Net charge-off ratio improved to 0.40%, compared to 0.45% in prior year
◦Deployed $370 million in round one Paycheck Protection Program loans, supporting ~4,100 small businesses representing 40,000+ jobs
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1    Results for 2020 included impact of after-tax gain of $5.2 million ($7.0 million pre-tax) related to the bank’s sale of Visa Class B shares in the second quarter of 2020, as well as certain direct and incremental COVID-19 related costs at the bank totaling $3.7 million after-tax ($5.1 million pre-tax).
2    Unless otherwise indicated, throughout this release earnings per share (EPS) refers to diluted earnings per share.

HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported 2020 year-end consolidated net income for common stock of $197.8 million3 and EPS of $1.81 compared to $217.9 million4 and EPS of $1.99 for 2019. For the fourth quarter of 2020, consolidated net income for common stock was $50.5 million and EPS was $0.46 compared to $66.3 million5 and EPS of $0.61 for the fourth quarter of 2019.
“I am proud of the commitment of our employees across the HEI family of companies as we worked to support our customers through this difficult economy, protect fellow employees, and care for our community, all while continuing to advance long-term priorities and deliver solid consolidated financial results,” said Constance H. Lau, HEI president and CEO. “Based on our utility’s strong financial results, at year end we provided $2 million for Hawaiian Electric to be the founding sponsor of an Aloha United Way program to help families across the islands who are financially impacted by the pandemic pay bills for electric, water, sewer and gas utilities.
“In December the Hawaii Public Utilities Commission issued its phase two decision on performance-based regulation, a landmark regulatory framework designed to increase renewable energy, lower costs and improve customer service. Our utility’s focus on efficiency will enable it to deliver on its customer savings commitments and position it well to operate under the new regulatory framework while continuing to aggressively advance our ambitious clean energy transition.
“While our bank’s financial results were impacted by pandemic-driven credit risk that we continue to manage closely, they also reflect the benefits of record mortgage originations, good cost control to offset increased costs related to COVID while still investing in core priorities, and conservative liquidity and capital management,” said Lau.

HAWAIIAN ELECTRIC COMPANY EARNINGS
Full Year Results:
Hawaiian Electric Company’s (Hawaiian Electric) full-year 2020 net income was $169.3 million, compared to $156.8 million in 2019. The increase over the prior year was primarily driven by the following after-tax items:
•$17 million under the rate adjustment mechanism (RAM), which funds investments in

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3    See footnote 1.
4    Results for 2019 included after-tax gain on sale (included in bank noninterest income) of bank properties exited when the bank moved to its new campus and after-tax campus transition costs (included in noninterest expense) of $7.9 million and $2.4 million, respectively, and $7.9 million and $0.2 million for the fourth quarter of 2019, respectively.
5    See footnote 4.

resilience, reliability and the integration of renewable energy;
•$6 million from lower operations and maintenance (O&M) expenses, primarily due to fewer generating facility overhauls, efficiency improvements in planning and execution of work, and reduced staffing levels, offset in part by higher environmental reserves for
Pearl Harbor sediment remediation;
•$3 million from lower interest expense due to debt refinancings; and
•$2 million from recovery of the West Loch PV and Grid Modernization projects under the major project interim recovery (MPIR) mechanism, partially offset by lower MPIR revenues for the Schofield generation project.
These items were partially offset by the following after-tax items:
•$5 million from higher depreciation expense due to increasing investments to integrate more renewable energy and improve customer reliability and system efficiency;
•$4 million from higher enterprise resource planning system implementation benefits to be returned to customers;
•$4 million lower allowance for funds used during construction (AFUDC) as there were fewer long duration projects in construction work in progress; and
•$2 million higher fuel handling costs.

Fourth Quarter Results:
Hawaiian Electric’s net income for the fourth quarter of 2020 was $43.0 million, compared to $45.4 million in the fourth quarter of 2019, primarily driven by the following after-tax items:
•$4 million from higher O&M expenses, largely due to higher environmental reserves for Pearl Harbor sediment remediation;
•$1 million from higher depreciation expense due to increasing investments to integrate more renewable energy and improve customer reliability and system efficiency;
•$1 million from lower AFUDC; and
•$1 million due to lower amortization of excess deferred income taxes and other miscellaneous tax adjustments.
These items were partially offset by the following after-tax items:
•$4 million from higher RAM revenues; and
•$1 million from lower non-service pension costs due to the reset of pension costs included in rates as part of rate case decisions.
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Note:  Amounts indicated as after-tax in this earnings release are based upon adjusting items using the current year composite statutory tax rates of 25.75% for the utilities and 26.79% for the bank.

AMERICAN SAVINGS BANK EARNINGS
Full Year Results:
American Savings Bank’s (American) full-year 2020 net income was $57.6 million6 compared to $89.0 million7 in 2019. Net interest income was $233.5 million in 2020 compared to
$248.1 million in 2019, primarily due to lower net interest margin as yields on earning assets were impacted by the lower interest rate environment. Noninterest income was $5.3 million higher than 2019, primarily due to higher mortgage banking income in 2020. The provision for credit losses in 2020 was $27.3 million higher than 2019, reflecting additional credit risk within the loan portfolio associated with the negative impacts of COVID-19. Noninterest expense for the year was $6.2 million higher than 2019 primarily due to $5.1 million of COVID-19 related expenses combined with higher pension-related costs of $2.3 million and $0.7 million in costs associated with the bank’s branch consolidation strategy, partially offset by reductions in data processing and marketing expenses.
Total loans were $5.3 billion as of December 31, 2020, up 4.4% from December 31, 2019, driven mainly by the addition of $300 million in Paycheck Protection Program loans, as well as a $210 million increase in commercial real estate loans, offset by reductions in the home equity line of credit and consumer loan portfolios.
Total deposits were $7.4 billion as of December 31, 2020, an increase of 17.8% from December 31, 2019. The average cost of funds was a record low 0.16% for the full year 2020, down thirteen basis points versus the prior year.
American’s return on average equity for the full year 2020 was 8.1% compared to 13.5% in 2019. The bank’s return on average assets was 0.74% compared to 1.25% in 2019.

Fourth Quarter Results:
American’s fourth quarter 2020 net income was $15.7 million compared to $12.2 million in the third, or linked quarter of 2020, and $28.2 million8 in the fourth quarter of 2019. The increase in net income compared to the linked quarter was primarily due to lower provision for credit losses. The decrease in net income from the prior year quarter was primarily due to gains on sales of properties in the fourth quarter of 2019.
Overall, American’s return on average equity9 for the fourth quarter of 2020 was 8.6%, compared to 6.8% in the linked quarter and 16.5%10 in the fourth quarter of 2019. Return on
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6    See footnote 1.
7    See footnote 4.
8    See footnote 4.
9    Bank return on average equity calculated using weighted average daily common equity.
10    See footnote 4.

average assets was 0.77% for the fourth quarter of 2020, compared to 0.61% in the linked quarter and 1.58% in the same quarter last year.
Please refer to American’s news release issued on January 29, 2021 for additional information on American.

HOLDING AND OTHER COMPANIES
The holding and other companies’ net loss was $29.1 million in 2020 compared to $27.9 million in 2019. The fourth quarter net loss of $8.2 million was $0.9 million higher than the prior year quarter. The greater net loss compared to the prior year and prior year quarter was primarily due to increased charitable contributions to support communities affected by the pandemic.

BOARD INCREASES QUARTERLY DIVIDEND
On February 9, 2021, HEI announced that the Board of Directors increased HEI’s quarterly cash dividend from $0.33 per share to $0.34 per share, payable on March 10, 2021, to shareholders of record at the close of business on February 25, 2021 (ex-dividend date is February 24, 2021). This quarterly dividend is equivalent to an annual rate of $1.36 per share. Dividends have been paid on an uninterrupted basis since 1901. At the indicated annual dividend rate and based on the closing price per share on February 12, 2021 of $34.72, HEI’s dividend yield is 3.9%.

WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS AND 2021 GUIDANCE
HEI will conduct a webcast and conference call to review its fourth quarter and full year 2020 results and 2021 EPS guidance on Tuesday, February 16, 2021 at 11:15 a.m. Hawaii time (4:15 p.m. Eastern).
    Parties in the U.S. may listen to the conference call by dialing (844) 834-0652. International parties may listen to the conference call by dialing (412) 317-5198. Parties may also access presentation materials and/or listen to the conference call by visiting the conference call/webcast link on HEI’s website at www.hei.com under the “Investor Relations” section, sub-heading “News and Events — Events and Presentations.”
A replay will be available online and via phone. The online replay will be available on HEI’s website about two hours after the event. An audio replay will also be available about two hours after the event through March 2, 2021. To access the audio replay, dial (877) 344-7529 (U.S.) or (412) 317-0088 (international) and enter passcode 10151332.
HEI and Hawaiian Electric intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor the Investor Relations section of HEI’s website at www.hei.com in addition to following HEI’s, Hawaiian Electric’s and American’s press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric’s SEC filings.
HEI supplies power to approximately 95% of Hawaii’s population through its electric utility, Hawaiian Electric; provides a wide array of banking and other financial services to consumers and businesses through American, one of Hawaii’s largest financial institutions; and helps advance Hawaii’s clean energy and sustainability goals through investments by its non-regulated subsidiary, Pacific Current.

FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2019 and HEI’s other periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, American and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended December 31		Years ended December 31
(in thousands, except per share amounts)	2020	2019	2020	2019
Revenues
Electric utility	$571,095	$645,333	$2,265,320	$2,545,942
Bank	80,415	80,630	313,511	327,917
Other	707	3	944	89
Total revenues	652,217	725,966	2,579,775	2,873,948
Expenses
Electric utility	502,822	575,002	1,996,770	2,291,564
Bank (includes $10.8 million gain on sales of properties in 2019)	62,002	45,403	251,702	217,008
Other	6,719	4,766	19,810	17,355
Total expenses	571,543	625,171	2,268,282	2,525,927
Operating income (loss)
Electric utility	68,273	70,331	268,550	254,378
Bank	18,413	35,227	61,809	110,909
Other	(6,012)	(4,763)	(18,866)	(17,266)
Total operating income	80,674	100,795	311,493	348,021
Retirement defined benefits expense—other than service costs	(240)	(634)	(3,210)	(2,806)
Interest expense, net—other than on deposit liabilities and other bank borrowings	(22,220)	(21,818)	(88,694)	(90,899)
Allowance for borrowed funds used during construction	751	988	2,992	4,453
Allowance for equity funds used during construction	2,212	2,652	8,768	11,987
Gain on sale of investment securities, net	—	—	9,275	653
Income before income taxes	61,177	81,983	240,624	271,409
Income taxes	10,219	15,247	40,910	51,637
Net income	50,958	66,736	199,714	219,772
Preferred stock dividends of subsidiaries	473	473	1,890	1,890
Net income for common stock	$50,485	$66,263	$197,824	$217,882
Basic earnings per common share	$0.46	$0.61	$1.81	$2.00
Diluted earnings per common share	$0.46	$0.61	$1.81	$1.99
Dividends declared per common share	$0.33	$0.32	$1.32	$1.28
Weighted-average number of common shares outstanding	109,181	108,973	109,140	108,949
Weighted-average shares assuming dilution	109,339	109,405	109,356	109,407
Net income (loss) for common stock by segment
Electric utility	$43,041	$45,361	$169,340	$156,840
Bank	15,658	28,230	57,583	88,973
Other	(8,214)	(7,328)	(29,099)	(27,931)
Net income for common stock	$50,485	$66,263	$197,824	$217,882
Comprehensive income attributable to Hawaiian Electric Industries, Inc.	$49,940	$70,597	$216,599	$248,453
Return on average common equity (%) (twelve months ended)			8.6	9.8

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended December 31		Years ended December 31
($ in thousands, except per barrel amounts)	2020	2019	2020	2019
Revenues	$571,095	$645,333	$2,265,320	$2,545,942
Expenses
Fuel oil	124,560	179,387	515,274	720,709
Purchased power	143,070	160,920	568,749	633,256
Other operation and maintenance	125,361	119,932	474,192	481,737
Depreciation	55,498	53,936	222,733	215,731
Taxes, other than income taxes	54,333	60,827	215,822	240,131
Total expenses	502,822	575,002	1,996,770	2,291,564
Operating income	68,273	70,331	268,550	254,378
Allowance for equity funds used during construction	2,212	2,652	8,768	11,987
Retirement defined benefits expense—other than service costs	432	(709)	(763)	(2,836)
Interest expense and other charges, net	(17,026)	(16,897)	(67,794)	(70,842)
Allowance for borrowed funds used during construction	751	988	2,992	4,453
Income before income taxes	54,642	56,365	211,753	197,140
Income taxes	11,102	10,505	40,418	38,305
Net income	43,540	45,860	171,335	158,835
Preferred stock dividends of subsidiaries	229	229	915	915
Net income attributable to Hawaiian Electric	43,311	45,631	170,420	157,920
Preferred stock dividends of Hawaiian Electric	270	270	1,080	1,080
Net income for common stock	$43,041	$45,361	$169,340	$156,840
Comprehensive income attributable to Hawaiian Electric	$41,302	$43,910	$167,700	$155,462
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,624	1,723	6,183	6,563
Hawaii Electric Light	257	272	978	1,050
Maui Electric	260	296	959	1,127
	2,141	2,291	8,120	8,740
Average fuel oil cost per barrel	$58.19	$78.04	$63.00	$82.17
Return on average common equity (%) (twelve months ended)[1]			8.1	7.8
1 Simple average.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended			Years ended December 31
($ in thousands)	December 31, 2020	September 30, 2020	December 31, 2019	2020	2019
Interest and dividend income
Interest and fees on loans	$52,629	$52,419	$57,892	$214,134	$233,632
Interest and dividends on investment securities	7,590	7,221	7,160	30,529	32,922
Total interest and dividend income	60,219	59,640	65,052	244,663	266,554
Interest expense
Interest on deposit liabilities	1,709	2,287	3,907	10,654	16,830
Interest on other borrowings	11	61	249	460	1,610
Total interest expense	1,720	2,348	4,156	11,114	18,440
Net interest income	58,499	57,292	60,896	233,549	248,114
Provision for credit losses	11,307	13,970	5,607	50,811	23,480
Net interest income after provision for credit losses	47,192	43,322	55,289	182,738	224,634
Noninterest income
Fees from other financial services	4,541	4,233	4,830	16,447	19,275
Fee income on deposit liabilities	4,217	3,832	5,475	16,059	20,877
Fee income on other financial products	1,773	1,524	1,378	6,381	6,507
Bank-owned life insurance	2,051	1,965	1,378	6,483	7,687
Mortgage banking income	7,801	7,681	1,863	23,734	4,943
Gain on sale of real estate	—	—	10,762	—	10,762
Gain on sale of securities, net	—	—	—	9,275	653
Other income, net	(187)	(231)	654	(256)	2,074
Total noninterest income	20,196	19,004	26,340	78,123	72,778
Noninterest expense
Compensation and employee benefits	27,156	26,431	26,383	104,443	103,009
Occupancy	5,171	5,693	5,429	21,573	21,272
Data processing	3,717	3,366	3,953	14,769	15,306
Services	3,214	2,624	2,378	11,121	10,239
Equipment	2,371	2,001	2,344	9,001	8,760
Office supplies, printing and postage	1,046	1,187	1,192	4,623	5,512
Marketing	1,527	727	1,035	3,435	4,490
FDIC insurance	775	714	(45)	2,342	1,204
Other expense[1]	4,470	4,556	3,537	20,283	15,586
Total noninterest expense	49,447	47,299	46,206	191,590	185,378
Income before income taxes	17,941	15,027	35,423	69,271	112,034
Income taxes	2,283	2,877	7,193	11,688	23,061
Net income	$15,658	$12,150	$28,230	$57,583	$88,973
Comprehensive income	$18,306	$13,543	$33,300	$81,191	$118,379
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	0.77	0.61	1.58	0.74	1.25
Return on average equity	8.58	6.75	16.45	8.11	13.48
Return on average tangible common equity	9.67	7.62	18.69	9.17	15.39
Net interest margin	3.12	3.12	3.74	3.29	3.85
Efficiency ratio	62.83	61.99	52.97	61.47	57.77
Net charge-offs to average loans outstanding	0.36	0.32	0.41	0.40	0.45
As of period end
Nonaccrual loans to loans receivable held for investment	0.89	0.77	0.58
Allowance for credit losses to loans outstanding	1.90	1.67	1.04
Tangible common equity to tangible assets	7.9	8.0	8.6
Tier-1 leverage ratio	8.4	8.3	9.1
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$3.0	$—	$9.0	$31.0	$56.0
1 The fourth quarter of 2020, third quarter of 2020 and year ended December 31, 2020 include approximately $0.6 million, $0.7 million and $5.1 million, respectively, of certain direct and incremental COVID-19 related costs. For 2020, these costs, which have been recorded in Other expense, include $2.5 million of compensation expense and $2.0 million of enhanced cleaning and sanitation costs
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC.